Exhibit 10.1

SECOND AMENDMENT TO AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

This SECOND AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Amendment”), is made this 1st day of December, 2006, between EQUITY ONE, INC., a Maryland corporation (the “Company” or “Employer”) and Chaim Katzman (the “Employee”).

The Company and the Employee have heretofore entered into an Amended and Restated Employment Agreement dated as of July 26, 2002, as amended by that certain First Amendment to Amended and Restated Employment Agreement dated September 1, 2003 (the “Agreement”) (capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement). The Employer and Employee have agreed that the Employee will resign from his position as Chief Executive Officer of the Company on the date hereof, but shall continue as an employee of the Company under the Agreement, as modified by the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth below, the parties hereby agree as follows:

1. Amendments. Effective as of the date hereof, the Agreement shall be amended as follows:

(a) Section 2 of the Agreement shall be amended in its entirety to read as follows:

“2. Duties. From the Effective Date until December 1, 2006, the Employee is engaged to act as Chairman of the Board of Directors and Chief Executive Officer of the Employer. Subject to the authority of the Board of Directors, the Employee shall be in complete charge of the business and operations of the Employer, shall have full authority and responsibility for formulating corporate policies, and shall administer the Employer in all respects. His powers shall include the authority to hire and fire personnel, and to retain consultants when he deems necessary to implement the Employer’s policies. In addition, the Employee shall have such other duties as may from time to time be reasonably assigned to him by the Board of Directors. Commencing December 1, 2006 until the end of the term hereof, the Employee shall serve as Chairman of the Board for the Company and shall have such duties as may be reasonably assigned to him by the Board of Directors.”

(b) Section 5 of the Agreement shall be amended by adding the following clause at the end of such section:

“Notwithstanding anything herein or elsewhere to the contrary, upon the expiration of the term of this Agreement, any unvested shares of restricted stock or stock options issued hereunder or as additional grants or award shall continue to vest in accordance with the terms of the grant thereof and shall not be otherwise forfeited as a result of such expiration.”

2. Acknowledgment of Non-Renewal. The parties hereto acknowledge that the Employee properly gave notice of his intent not to renew the Agreement pursuant to Section 1 thereof and has contemporaneously herewith resigned from his positions as Chief Executive Officer of the Company, none of which actions shall be deemed as a “voluntary resignation” or other termination of the Agreement, which shall, except as otherwise expressly modified by the terms and provisions of this Amendment, remain in full force and effect, and is hereby in all respects confirmed and ratified by the parties hereto.

3. Effective Date. This Amendment shall be effective upon its execution by the Company and the Employee.

4. Counterparts. This Amendment may be executed in counterparts and by different parties hereto in separate counterparts each of which, when so executed and delivered, shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument.

5. References to Agreement. From and after the effective date hereof, each reference in the Agreement to “this Agreement,” “hereto,” “hereunder” or words of like import, and all references to the Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Agreement as modified and amended by this Amendment.

IN WITNESS WHEREOF, the Company and the Employee have executed this Second Amendment to Amended and Restated Employment Agreement as of the date first written above.

    THE COMPANY:

    EQUITY ONE, INC

                    By: /s/ Jeffrey S. Olson
    Name: Jeffrey S. Olson
    Title: President

    THE EMPLOYEE:

    /s/ Chaim Katzman
    Chaim Katzman